                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Karen Tognarelli
+1.267.946.1407	+1.717.480.6145
dmartin@enviri.com	ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Corporation Reports Third Quarter 2024 Results

•Third quarter revenues totaled $574 million; organic growth in the quarter was 1%

•Q3 GAAP operating income of $37 million

•Adjusted EBITDA in Q3 totaled $85 million, an increase of 3% over the prior-year quarter

•Completed sale of Reed Minerals, enabling Company to surpass 2024 asset sales goal of $50 to $75 million

•Refinanced revolving credit and accounts receivable securitization facilities, enhancing financial flexibility

•2024 Adjusted EBITDA now expected to be within range of $317 million and $327 million; mid-point lowered 3% to reflect sale of Reed Minerals and other factors

PHILADELPHIA (Oct. 31, 2024) - Enviri Corporation (NYSE: NVRI) today reported third quarter 2024 results. Revenues in the third quarter of 2024 totaled $574 million. GAAP operating income from continuing operations for the third quarter of 2024 was $37 million and Adjusted EBITDA was $85 million, an increase of 3% over the prior-year quarter.

On a U.S. GAAP ("GAAP") basis, the third quarter of 2024 diluted loss per share from continuing operations was $0.15, including the impact of the Reed Minerals sale, certain Harsco Rail contract adjustments and other unusual items. The adjusted diluted loss per share from continuing operations in the third quarter of 2024 was $0.01. These figures compare with third quarter of 2023 GAAP diluted loss per share from continuing operations of $0.12, after strategic expenses, an accounts receivable provision, and other unusual items, and adjusted diluted earnings per share from continuing operations of $0.08.

“Enviri reported results within our quarterly earnings guidance range, despite market weakness in Harsco Environmental as well as shipment delays and operational challenges within Harsco Rail,” said Enviri Chairman and CEO Nick Grasberger. “Notwithstanding those headwinds, Clean Earth had another standout quarter, achieving record quarterly profits and margins, driven by increased pricing and efficiency improvements. We also successfully executed on a number of key initiatives, including surpassing our 2024 asset sales target with the sale of Reed Minerals and extending our credit facility, providing us with enhanced financial flexibility.”

“As we look to the end of 2024, we expect the headwinds in Harsco Environmental and Harsco Rail to persist in the short-term, as reflected in our fourth quarter outlook. Our focus remains on controlling what we can control with the help of our talented team by continuing to execute on our growth plan and strategic priorities. These actions are expected to drive meaningful earnings and cash flow increases and enhance value for shareholders over time.”

Enviri Corporation—Selected Third Quarter Results

($ in millions, except per share amounts)	Q3 2024	Q3 2023
Revenues	$574	$597
Operating income/(loss) from continuing operations - GAAP	$37	$29
Diluted EPS from continuing operations - GAAP	$(0.15)	$(0.12)
Adjusted EBITDA - non-GAAP	$85	$82
Adjusted EBITDA margin - non-GAAP	14.8%	13.7%
Adjusted diluted EPS from continuing operations - non-GAAP	$(0.01)	$0.08
Note: Adjusted diluted earnings (loss) per share from continuing operations and Adjusted EBITDA details presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definition of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

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Consolidated Third Quarter Operating Results
Consolidated revenues from continuing operations were $574 million, or 4% below the prior-year quarter due to business divestitures and foreign currency translation. FX translation negatively impacted third quarter 2024 revenues by approximately $6 million and Adjusted EBITDA by approximately $2 million compared with the prior-year period.

The Company's GAAP operating income from continuing operations was $37 million for the third quarter of 2024, compared with GAAP operating income of $29 million in the same quarter of 2023. Meanwhile, Adjusted EBITDA totaled $85 million in the third quarter of 2024 versus $82 million in the third quarter of the prior year, an increase of 3%, with this increase driven by Clean Earth performance.

Third Quarter Business Review

Harsco Environmental

($ in millions)	Q3 2024	Q3 2023
Revenues	$279	$286
Operating income (loss) - GAAP	$33	$18
Adjusted EBITDA - non-GAAP	$53	$54
Adjusted EBITDA margin - non-GAAP	19.0%	18.9%

Harsco Environmental revenues totaled $279 million in the third quarter of 2024, a decrease of 2% compared with the prior-year quarter. This change is attributable to FX translation, business divestitures and contract exits, partially offset by price increases, growth contracts and higher service levels. Excluding the FX and divestiture impacts, revenue growth was 5%. The segment's GAAP operating income and Adjusted EBITDA totaled $33 million and $53 million, respectively, in the third quarter of 2024. These figures compare with GAAP operating income of $18 million and Adjusted EBITDA of $54 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned impacts. As a result, Harsco Environmental's Adjusted EBITDA margin was 19.0% in the third quarter of 2024 versus 18.9% in the comparable quarter of 2023.

Clean Earth

($ in millions)	Q3 2024	Q3 2023
Revenues	$237	$239
Operating income (loss) - GAAP	$27	$21
Adjusted EBITDA - non-GAAP	$42	$34
Adjusted EBITDA margin - non-GAAP	17.5%	14.2%

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Clean Earth revenues totaled $237 million in the third quarter of 2024, a 1% decrease over the prior-year quarter as lower volumes (mainly from Industrial markets) offset higher services pricing. The segment's GAAP operating income was $27 million and Adjusted EBITDA was $42 million in the third quarter of 2024. These figures compare with GAAP operating income of $21 million and Adjusted EBITDA of $34 million in the prior-year period. The year-on-year improvement in adjusted earnings reflects higher pricing, efficiency improvements and lower administrative costs, partially offset by lower volume impacts. As a result, Clean Earth's Adjusted EBITDA margin increased to 17.5% in the third quarter of 2024 versus 14.2% in the comparable quarter of 2023.

Harsco Rail

($ in millions)	Q3 2024	Q3 2023
Revenues	$58	$72
Operating income (loss) - GAAP	$(14)	$(1)
Adjusted EBITDA - non-GAAP	$(2)	$2
Adjusted EBITDA margin - non-GAAP	(4.3)%	2.6%

Harsco Rail revenues totaled $58 million in the third quarter of 2024, a 20% decrease over the prior-year quarter. This change reflects lower volumes of equipment, aftermarket parts and contracted services as well as certain contract loss adjustments relative to the comparable 2023 quarter. Note that certain equipment shipments were delayed to the fourth quarter because of Hurricane Helene's effect on operations. The segment's GAAP operating loss was $14 million and Adjusted EBITDA loss was $2 million in the third quarter of 2024. These figures compare with a GAAP operating loss of $1 million and Adjusted EBITDA of $2 million in the prior-year period. The year-on-year change in adjusted earnings resulted mainly from lower volumes as mentioned above as well as a less favorable product mix.

Cash Flow
Net cash provided by operating activities was $1 million in the third quarter of 2024, compared with net cash provided by operating activities of $18 million in the prior-year period. Adjusted free cash flow was $(34) million in the third quarter of 2024, compared with $(7) million in the prior-year period. The change in adjusted free cash flow compared with the prior-year quarter is attributable to the timing of working capital and higher capital spending.

2024 Outlook
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The Company's 2024 Adjusted EBITDA outlook is updated to reflect the sale of Reed Minerals and lower volumes in Harsco Environmental as well as shipment delays and supply chain and other production challenges that are slowing performance against certain contracts in Harsco Rail, partially offset by an improved outlook for Clean Earth. Guidance for free cash flow has been revised as a result.

The mid-point of the 2024 Adjusted EBITDA guidance represents a 5% increase, compared with 2023. Key business drivers for each segment as well as other 2024 guidance details are below:

Harsco Environmental Adjusted EBITDA is projected to be below prior-year results. Currency impacts, business divestitures, exited contracts, lower commodity prices and personnel investments are expected to be partially offset by higher services pricing, site improvement initiatives and higher services volumes at certain sites, including those tied to growth investments and new contracts.

Clean Earth Adjusted EBITDA is expected to increase versus 2023 as a result of higher services pricing (net of inflation) and efficiency initiatives, offsetting the impacts of a less favorable project-related business mix as well as the 2023 Stericycle settlement not repeating.

Harsco Rail Adjusted EBITDA is expected to increase versus 2023 as a result of higher demand and pricing for standard equipment offerings, technology products and contracted services, partially offset by lower contributions from aftermarket parts (volume and product mix driven).

Corporate spending is anticipated to decrease (single-digit percentage) when compared with 2023.

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2024 Full Year Outlook	Current	Prior
GAAP Operating Income	$117 - $127 million	$128 - $141 million
Adjusted EBITDA	$317 - $327 million	$327 - $340 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.61) - $(0.72)	$(0.42) - $(0.58)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.06) - $(0.16)	$0.07 - $(0.09)
Adjusted Free Cash Flow	$0 - $(20) million	$10 - $30 million
Net Interest Expense, Excluding Any Unusual Items	$108 million	$108 - $111 million
Account Receivable Securitization Fees	$11 million	$11 million
Pension Expense (Non-Operating)	$17 million	$17 million
Tax Expense, Excluding Any Unusual Items	$32 - $34 million	$31 - $34 million
Net Capital Expenditures	$120 - $125 million	$130 - $140 million

Q4 2024 Outlook
GAAP Operating Income	$23 - $33 million
Adjusted EBITDA	$68 - $78 million
GAAP Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.09) - $(0.20)
Adjusted Diluted Earnings/(Loss) Per Share from Continuing Operations	$(0.03) - $(0.14)

Conference Call
The Company will hold a conference call today at 9:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit www.investors.enviri.com, or by dialing (833) 630-1956 or (412) 317-1837 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

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Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all, including the Company's ability to divest the Harsco Rail business in the future; (2) the Company’s inability to comply with applicable environmental laws and regulations; (3) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (4) various economic, business, and regulatory risks associated with the waste management industry; (5) the seasonal nature of the Company's business; (6) risks caused by customer concentration, the long-term nature of customer contracts, and the competitive nature of the industries in which the Company operates; (7) the outcome of any disputes with customers, contractors and subcontractors; (8) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (9) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (10) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (11) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (12) the Company’s ability to effectively retain key management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (13) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company
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operates; (14) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (15) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns; (16) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (17) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (18) liability for and implementation of environmental remediation matters; (19) product liability and warranty claims associated with the Company’s operations; (20) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (21) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (22) tax liabilities and changes in tax laws; (23) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (24) risk and uncertainty associated with intangible assets; and the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, “Risk Factors” of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, which are filed with the Securities and Exchange Commission. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Non-GAAP Measures
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

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Adjusted diluted earnings per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency
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forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.

Organic growth: Organic growth is a non-GAAP financial measure that calculates the change in Total revenue, excluding the impacts resulting from foreign currency translation, acquisitions, divestitures and certain unusual items. The Company believes this measure provides investors with a supplemental understanding of underlying revenue trends by providing revenue growth on a consistent basis.
# # #

About Enviri
Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended			Nine Months Ended
	September 30			September 30
(In thousands, except per share amounts)	2024	2023		2024	2023
Revenues from continuing operations:
Service revenues	$488,132	$490,791		$1,492,569	$1,434,314
Product revenues	85,495	106,177		291,368	332,375
Total revenues	573,627	596,968		1,783,937	1,766,689
Costs and expenses from continuing operations:
Cost of services sold	373,924	377,539		1,154,998	1,120,578
Cost of products sold	80,821	93,389		258,227	277,086
Selling, general and administrative expenses	89,183	93,513		266,763	262,175
Research and development expenses	888	902		2,692	2,441
Property, plant and equipment impairment charge	—	—		—	14,099
Remeasurement of long-lived assets	—	—		10,695	—
Gain on sale of businesses, net	(8,601)	—		(10,478)	—
Other expense (income), net	40	2,865		6,600	(4,052)
Total costs and expenses	536,255	568,208		1,689,497	1,672,327
Operating income (loss) from continuing operations	37,372	28,760		94,440	94,362
Interest income	981	1,722		6,113	4,796
Interest expense	(28,813)	(27,552)		(84,869)	(78,956)
Facility fees and debt-related income (expense)	(2,978)	(2,806)		(8,687)	(7,899)
Defined benefit pension income (expense)	(4,257)	(5,430)		(12,599)	(16,159)
Income (loss) from continuing operations before income taxes and equity income	2,305	(5,306)		(5,602)	(3,856)
Income tax benefit (expense) from continuing operations	(13,437)	(3,498)		(31,372)	(26,846)
Equity income (loss) of unconsolidated entities, net	38	(151)		(84)	(593)
Income (loss) from continuing operations	(11,094)	(8,955)		(37,058)	(31,295)
Discontinued operations:
Income (loss) from discontinued businesses	(1,584)	(1,538)		(4,287)	(4,358)
Income tax benefit (expense) from discontinued businesses	411	399		1,112	1,131
Income (loss) from discontinued operations, net of tax	(1,173)	(1,139)		(3,175)	(3,227)
Net income (loss)	(12,267)	(10,094)		(40,233)	(34,522)
Less: Net loss (income) attributable to noncontrolling interests	(901)	(708)		(4,498)	2,756
Net income (loss) attributable to Enviri Corporation	$(13,168)	$(10,802)		$(44,731)	$(31,766)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(11,995)	$(9,663)		$(41,556)	$(28,539)
Income (loss) from discontinued operations, net of tax	(1,173)	(1,139)		(3,175)	(3,227)
Net income (loss) attributable to Enviri Corporation common stockholders	$(13,168)	$(10,802)		$(44,731)	$(31,766)

Weighted-average shares of common stock outstanding	80,165	79,850		80,085	79,767
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.15)	$(0.12)		$(0.52)	$(0.36)
Discontinued operations	$(0.01)	$(0.01)		(0.04)	(0.04)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.16)	$(0.14)	(a)	$(0.56)	$(0.40)

Diluted weighted-average shares of common stock outstanding	80,165	79,850		80,085	79,767
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(0.15)	$(0.12)		$(0.52)	$(0.36)
Discontinued operations	$(0.01)	$(0.01)		(0.04)	(0.04)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders	$(0.16)	$(0.14)	(a)	$(0.56)	$(0.40)
(a) Does not total due to rounding
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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS
(In thousands)	September 30 2024	December 31 2023
ASSETS
Current assets:
Cash and cash equivalents	$110,243	$121,239
Restricted cash	2,889	3,375
Trade accounts receivable, net	318,906	338,187
Other receivables	42,960	40,565
Inventories	196,189	189,369
Current portion of contract assets	64,190	64,875
Prepaid expenses	63,818	58,723
Other current assets	6,969	11,023
Total current assets	806,164	827,356
Property, plant and equipment, net	698,315	707,397
Right-of-use assets, net	95,710	102,891
Goodwill	767,076	780,978
Intangible assets, net	305,633	327,983
Deferred income tax assets	16,495	16,295
Other assets	112,682	91,798
Total assets	$2,802,075	$2,854,698
LIABILITIES
Current liabilities:
Short-term borrowings	$14,357	$14,871
Current maturities of long-term debt	17,952	15,558
Accounts payable	245,996	243,279
Accrued compensation	65,414	79,609
Income taxes payable	8,952	7,567
Reserve for forward losses on contracts	53,513	52,919
Current portion of advances on contracts	16,838	38,313
Current portion of operating lease liabilities	27,381	28,775
Other current liabilities	168,676	174,342
Total current liabilities	619,079	655,233
Long-term debt	1,431,868	1,401,437
Retirement plan liabilities	39,900	45,087
Operating lease liabilities	69,977	75,476
Environmental liabilities	22,959	25,682
Deferred tax liabilities	31,749	29,160
Other liabilities	60,664	47,215
Total liabilities	2,276,196	2,279,290
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	146,706	146,105
Additional paid-in capital	250,855	238,416
Accumulated other comprehensive loss	(545,620)	(539,694)
Retained earnings	1,483,589	1,528,320
Treasury stock	(851,541)	(849,996)
Total Enviri Corporation stockholders’ equity	483,989	523,151
Noncontrolling interests	41,890	52,257
Total equity	525,879	575,408
Total liabilities and equity	$2,802,075	$2,854,698

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended September 30		Nine Months Ended September 30
(In thousands)	2024	2023	2024	2023
Cash flows from operating activities:
Net income (loss)	$(12,267)	$(10,094)	$(40,233)	$(34,522)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	37,579	35,397	111,525	102,893
Amortization	7,909	8,295	24,089	24,327
Deferred income tax (benefit) expense	(137)	(4,899)	5,634	3,946
Equity (income) loss of unconsolidated entities, net	(38)	151	84	593
Dividends from unconsolidated entities	204	—	204	—
Property, plant and equipment impairment charge	—	—	—	14,099
Remeasurement of long-lived assets	—	—	10,695	—
Gain on sale of businesses, net	(8,601)	—	(10,478)	—
Other, net	(917)	597	1,928	4,743
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(14,402)	8,244	3,231	(48,175)
Inventories	(13,099)	(2,596)	(17,084)	(10,548)
Contract assets	(2,036)	4,852	(14,923)	1,317
Right-of-use assets	7,493	8,256	23,687	24,467
Accounts payable	13,207	(13,778)	7,421	(818)
Accrued interest payable	(5,077)	(6,636)	(5,092)	(6,828)
Accrued compensation	9,132	11,242	(13,412)	20,436
Advances on contracts	(3,325)	(8,846)	(10,446)	(21,824)
Operating lease liabilities	(7,465)	(8,190)	(23,341)	(22,980)
Retirement plan liabilities, net	(6,043)	606	(6,981)	(4,862)
Other assets and liabilities	(730)	(4,619)	(4,737)	(92)
Net cash (used) provided by operating activities	1,387	17,982	41,771	46,172
Cash flows from investing activities:
Purchases of property, plant and equipment	(41,574)	(27,289)	(102,094)	(93,630)
Proceeds from sale of businesses, net	41,079	—	57,667	—
Proceeds from sales of assets	4,895	641	12,479	2,080
Expenditures for intangible assets	(697)	(51)	(1,181)	(478)
Proceeds from note receivable	—	—	17,023	11,238
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(6,717)	4,442	(6,133)	2,034
Other investing activities, net	—	378	—	462
Net cash (used) provided by investing activities	(3,014)	(21,879)	(22,239)	(78,294)
Cash flows from financing activities:
Short-term borrowings, net	156	3,595	(2,982)	4,196
Current maturities and long-term debt:
Additions	159,555	61,996	201,562	185,992
Reductions	(146,274)	(49,795)	(200,584)	(140,522)
Contributions from noncontrolling interests	—	—	874	1,654
Dividends paid to noncontrolling interests	(3,413)	—	(15,964)	—
Stock-based compensation - Employee taxes paid	(214)	(136)	(1,546)	(1,374)
Deferred financing costs	(3,765)	—	(3,765)	—
Net cash (used) provided by financing activities	6,045	15,660	(22,405)	49,946
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	1,208	(2,442)	(8,609)	(4,231)
Net increase (decrease) in cash and cash equivalents, including restricted cash	5,626	9,321	(11,482)	13,593
Cash and cash equivalents, including restricted cash, at beginning of period	107,506	89,366	124,614	85,094
Cash and cash equivalents, including restricted cash, at end of period	$113,132	$98,687	$113,132	$98,687
                                                13

ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	September 30, 2024		September 30, 2023
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$279,148	$33,181	$285,877	$17,867
Clean Earth	236,791	26,833	238,711	21,497
Harsco Rail	57,688	(14,101)	72,380	(999)
Corporate	—	(8,541)	—	(9,605)
Consolidated Totals	$573,627	$37,372	$596,968	$28,760

	Nine Months Ended
	September 30, 2024		September 30, 2023
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$871,196	$73,055	$848,659	$52,885
Clean Earth	698,926	71,308	691,750	61,002
Harsco Rail	213,815	(26,251)	226,280	10,270
Corporate	—	(23,672)	—	(29,795)
Consolidated Totals	$1,783,937	$94,440	$1,766,689	$94,362

                                                14

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended				Nine Months Ended
	September 30				September 30
	2024		2023		2024		2023
Diluted earnings (loss) per share from continuing operations, as reported	$(0.15)		$(0.12)		$(0.52)		$(0.36)
Corporate strategic costs (a)	0.01		0.03		0.03		0.05
Corporate net gain on sale of assets (b)	—		—		(0.04)		—
Corporate contingent consideration adjustment (c)	—		(0.01)		—		(0.01)
Corporate gain on note receivable (d)	—		—		(0.03)		—
Harsco Environmental segment intangible asset impairment charge (e)	—		—		0.04		—
Harsco Environmental segment - severance costs (f)	—		0.01		—		0.01
Harsco Environmental segment net gain on lease incentive (g)	—		—		(0.01)		(0.12)
Harsco Environmental segment property, plant and equipment impairment charge, net of noncontrolling interest (h)	—		—		—		0.10
Harsco Environmental segment - accounts receivable provision (i)	—		0.07		—		0.07
Harsco Environmental segment and Corporate net gain on sale of businesses (j)	(0.11)		—		(0.13)		—
Harsco Rail segment remeasurement of long-lived assets (k)	—		—		0.13		—
Harsco Rail segment severance cost adjustment (l)	—		—		—		(0.01)
Harsco Rail segment provision for forward losses on certain contracts (m)	0.13		0.04		0.25		(0.05)
Taxes on above unusual items (n)	0.04		—		0.05		0.13
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.07)	(p)	0.01	(p)	(0.23)	(p)	(0.18)	(p)
Acquisition amortization expense, net of tax (o)	0.06		0.07		0.20		0.21
Adjusted diluted earnings (loss) per share from continuing operations	$(0.01)		$0.08		$(0.03)		$0.03

(a)Certain strategic costs incurred at Corporate associated with supporting and executing the Company's long-term strategies (Q3 2024 $1.2 million pre-tax expense and nine months ended September 30, 2024 $2.7 million pre-tax expense; Q3 2023 $2.0 million pre-tax expense and nine months ended September 30, 2023 $4.4 million pre-tax expense).
(b)Net gain recognized for the sale of certain assets by Corporate (nine months ended September 30, 2024 $3.3 million pre-tax income).
(c)Adjustment related to a previously recorded liability related to a contingent consideration from the Company's acquisition of Clean Earth (Q3 2023 and nine months ended September 2023 $0.8 million pre-tax income).
(d)Gain recognized by Corporate due to the prepayment of a note receivable in April 2024 (nine months ended September 30, 2024 $2.7 million pre-tax income).
(e)Non-cash intangible asset impairment charge in the Harsco Environmental segment (nine months ended September 30, 2024 $2.8 million pre-tax expense).
(f)Severance and related costs incurred in the Harsco Environmental segment (Q3 2023 and nine months ended September 30, 2023 $1.1 million pre-tax expense).
(g)Gain, net of exit costs, recognized for a lease modification that resulted in a lease incentive received by the Harsco Environmental segment for a site relocation prior the end of the expected lease term (nine months ended September 30, 2023 $9.8 million pre-tax income). An adjustment to the reserve for exit costs related to this site was recorded upon vacating the site in 2024 (nine months ended September 30, 2024 $0.5 million pre-tax income).
(h)Non-cash property, plant and equipment impairment charge related to abandoned equipment at a Harsco Environmental site, net of noncontrolling interest impact (nine months ended September 30, 2023 net $7.9 million, which included $14.1 million pre-tax expense, net of $6.2 million that represents the noncontrolling partner's share of the impairment charge).
(i)Accounts receivable provision related to a customer in the Middle East (Q3 2023 and nine months ended September 30, 2023 $5.3 million pre-tax expense).
(j)Net gain recorded by the Harsco Environmental segment and Corporate on the sales of Performix Metallurgical Additives, LLC in April 2024 and Reed Minerals, LLC in August 2024, former subsidiaries of the Company within the Harsco Environmental segment (Q3 2024 $8.6 million pre-tax income and nine months ended September 30, 2024 $10.5 million pre-tax income).

                                                15

(k)Beginning in March 31, 2024, the Company determined that the held-for-sale criteria was no longer met for the Harsco Rail segment and a charge was recorded for the depreciation and amortization expense that would have been recognized during the periods that Harsco Rail's long-lived assets were classified as held-for-sale, had the assets been continuously classified as held-for-use (nine months ended September 30, 2024 $10.7 million pre-tax expense).
(l)Adjustment to severance and related costs incurred in the Harsco Rail segment (nine months ended September 30, 2023 $0.5 million pre-tax income).
(m)Adjustments to the Company's provision for forward losses on contracts with certain customers in the Harsco Rail segment, principally for Deutsche Bahn, Network Rail and SBB (Q3 2024 $10.5 million pre-tax expense and nine months ended 2024 $19.9 million pre-tax expense; Q3 2023 $2.9 million pre-tax expense and nine months ended 2023 $4.2 million pre-tax income).
(n)Unusual items are tax-effected at the global effective tax rate, before discrete items, in effect during the year the unusual item is recorded.
(o)Pre-tax acquisition amortization expense was $6.6 million and $7.3 million in Q3 2024 and 2023, respectively, and after-tax expense was $5.0 million and $5.7 million in Q3 2024 and 2023, respectively. Pre-tax acquisition amortization expense was $20.8 million and $21.5 million for the nine months 2024 and 2023, respectively, and after-tax expense was $16.0 million and $16.6 million for the nine months ended 2024 and 2023, respectively.
(p)Does not total due to rounding.

                                                16

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS TO DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (Unaudited)

	Projected
	Three Months Ending		Twelve Months Ending
	December 31		December 31
	2024		2024
	Low	High	Low		High
Diluted earnings (loss) per share from continuing operations	$(0.20)	$(0.09)	$(0.72)		$(0.61)
Corporate strategic costs	—	—	0.03		0.03
Corporate net gain on sale of assets	—	—	(0.04)		(0.04)
Corporate gain from note receivable	—	—	(0.03)		(0.03)
Harsco Environmental segment adjustment to net gain on lease incentive	—	—	(0.01)		(0.01)
Harsco Environmental segment and Corporate net gain on sale of businesses	—	—	(0.13)		(0.13)
Harsco Environmental segment intangible asset impairment charge	—	—	0.04		0.04
Harsco Rail segment remeasurement of long-lived assets	—	—	0.13		0.13
Harsco Rail segment provision for forward losses on certain contracts	—	—	0.25		0.25
Taxes on above unusual items	—	—	0.05		0.05
Adjusted diluted earnings (loss) per share from continuing operations, including acquisition amortization expense	(0.20)	(0.09)	(0.43)		(0.32)
Estimated acquisition amortization expense, net of tax	0.06	0.06	0.26		0.26
Adjusted diluted earnings (loss) per share from continuing operations	$(0.14)	$(0.03)	$(0.16)	(a)	$(0.06)
(a) Does not total due to rounding.

                                                17

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended September 30, 2024:
Operating income (loss), as reported	$33,181	$26,833	$(14,101)	$(8,541)	$37,372
Strategic costs	—	—	—	1,178	1,178
Net gain on sale of businesses	(8,152)	—	—	(449)	(8,601)
Provision for forward losses on certain contracts	—	—	10,539	—	10,539
Operating income (loss), excluding unusual items	25,029	26,833	(3,562)	(7,812)	40,488
Depreciation	27,554	8,685	1,040	300	37,579
Amortization	532	5,991	68	—	6,591
Adjusted EBITDA	$53,115	$41,509	$(2,454)	$(7,512)	$84,658
Revenues, as reported	$279,148	$236,791	$57,688		$573,627
Adjusted EBITDA margin (%)	19.0%	17.5%	(4.3)%		14.8%

Three Months Ended September 30, 2023:
Operating income (loss), as reported	17,867	21,497	(999)	(9,605)	28,760
Strategic costs	—	—	—	2,044	2,044
Corporate contingent consideration adjustments	—	—	—	(828)	(828)
Segment severance costs	1,146	—	—	—	1,146
Accounts receivable provision	5,284	—	—	—	5,284
Provision for forward losses on certain contracts	—	—	2,857	—	2,857
Operating income (loss), excluding unusual items	24,297	21,497	1,858	(8,389)	39,263
Depreciation	28,793	6,054	—	550	35,397
Amortization	1,013	6,330	—	—	7,343
Adjusted EBITDA	$54,103	$33,881	$1,858	$(7,839)	$82,003
Revenues, as reported	$285,877	$238,711	$72,380		$596,968
Adjusted EBITDA margin (%)	18.9%	14.2%	2.6%		13.7%

                                                18

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Clean Earth	Harsco Rail		Corporate	Consolidated Totals

Nine Months Ended September 30, 2024:
Operating income (loss), as reported	$73,055	$71,308	$(26,251)		$(23,672)	$94,440
Strategic costs	—	—	—		2,653	2,653
Net gain on sale of assets	—	—	—		(3,281)	(3,281)
Adjustment to net gain on lease incentive	(451)	—	—		—	(451)
Net gain on sale of businesses	(10,029)	—	—		(449)	(10,478)
Intangible asset impairment charge	2,840	—	—		—	2,840
Remeasurement of long-lived assets	—	—	10,695	—	—	10,695
Provision for forward losses on certain contracts	—	—	19,919		—	19,919
Operating income (loss), excluding unusual items	65,415	71,308	4,363		(24,749)	116,337
Depreciation	83,793	24,347	2,424		961	111,525
Amortization	2,525	18,147	157		—	20,829
Adjusted EBITDA	$151,733	$113,802	$6,944		$(23,788)	$248,691
Revenues, as reported	$871,196	$698,926	$213,815			$1,783,937
Adjusted EBITDA margin (%)	17.4%	16.3%	3.2%			13.9%

Nine Months Ended September 30, 2023:
Operating income (loss), as reported	$52,885	$61,002	10,270		$(29,795)	$94,362
Strategic costs	—	—	—		4,381	4,381
Corporate contingent consideration adjustment	—	—	—		(828)	(828)
Segment severance costs	1,146	—	(537)		—	609
Net gain on lease incentive	(9,782)	—	—		—	(9,782)
Property, plant and equipment impairment charge	14,099	—	—		—	14,099
Accounts receivable provision	5,284	—	—		—	5,284
Provision for forward losses on certain contracts	—	—	(4,175)		—	(4,175)
Operating income (loss), excluding unusual items	63,632	61,002	5,558		(26,242)	103,950
Depreciation	84,707	16,528	—		1,658	102,893
Amortization	3,020	18,472	—		—	21,492
Adjusted EBITDA	151,359	96,002	5,558		(24,584)	228,335
Revenues, as reported	$848,659	$691,750	$226,280			$1,766,689
Adjusted EBITDA margin (%)	17.8%	13.9%	2.5%			12.9%
                                                19

ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended September 30
(In thousands)	2024	2023
Consolidated income (loss) from continuing operations	$(11,094)	$(8,955)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(38)	151
Income tax expense (benefit) from continuing operations	13,437	3,498
Defined benefit pension expense (income)	4,257	5,430
Facility fees and debt-related expense (income)	2,978	2,806
Interest expense	28,813	27,552
Interest income	(981)	(1,722)
Depreciation	37,579	35,397
Amortization	6,591	7,343

Unusual items:
Corporate strategic costs	1,178	2,044
Corporate contingent consideration adjustment	—	(828)
Harsco Environmental segment and Corporate net gain on sale of businesses	(8,601)	—
Harsco Environmental segment severance costs	—	1,146
Harsco Environmental segment accounts receivable provision	—	5,284
Harsco Rail segment provision for forward losses on certain contracts	10,539	2,857
Consolidated Adjusted EBITDA	$84,658	$82,003

                                                20

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Nine Months Ended September 30
(In thousands)	2024	2023
Consolidated income (loss) from continuing operations	$(37,058)	$(31,295)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	84	593
Income tax expense (benefit) from continuing operations	31,372	26,846
Defined benefit pension expense	12,599	16,159
Facility fee and debt-related expense	8,687	7,899
Interest expense	84,869	78,956
Interest income	(6,113)	(4,796)
Depreciation	111,525	102,893
Amortization	20,829	21,492

Unusual items:
Corporate strategic costs	2,653	4,381
Corporate contingent consideration adjustment	—	(828)
Corporate net gain on sale of assets	(3,281)	—
Harsco Environmental segment and Corporate net gain on sale of businesses	(10,478)	—
Harsco Environmental segment net gain on lease incentive	(451)	(9,782)
Harsco Environmental segment intangible asset impairment charge	2,840	—
Harsco Environmental segment property, plant and equipment impairment charge	—	14,099
Harsco Environmental segment severance costs	—	1,146
Harsco Environmental segment accounts receivable provision	—	5,284
Harsco Rail segment severance costs	—	(537)
Harsco Rail segment remeasurement of long-lived assets	10,695	—
Harsco Rail segment provision for forward losses on certain contracts	19,919	(4,175)
Adjusted EBITDA	$248,691	$228,335

                                                21

ENVIRI CORPORATION RECONCILIATION OF PROJECTED CONSOLIDATED ADJUSTED EBITDA TO PROJECTED CONSOLIDATED INCOME FROM CONTINUING OPERATIONS (Unaudited)
	Projected				Projected
	Three Months Ending				Twelve Months Ending
	December 31				December 31
	2024				2024
(In millions)	Low		High		Low		High
Consolidated loss from continuing operations	$(15)		$(7)		$(48)		$(39)

Add back (deduct):
Income tax expense (benefit) from continuing operations	4		6		32		34
Facility fees and debt-related (income) expense	3		3		12		11
Net interest	27		26		105		105
Defined benefit pension (income) expense	5		4		17		17
Depreciation and amortization	45		45		178		178

Unusual items:
Corporate strategic costs	—		—		3		3
Corporate net gain on sale of assets	—		—		(3)		(3)
Harsco Environmental segment adjustment to net gain on lease incentive	—		—		—		—
Harsco Environmental segment and Corporate net gain on sale of businesses	—		—		(10)		(10)
Harsco Environmental segment intangible asset impairment charge	—		—		3		3
Harsco Rail segment remeasurement of long-lived assets	—		—		11		11
Harsco Rail segment provision for forward losses on certain contracts	—		—		20		20
Consolidated Adjusted EBITDA	$68	(a)	$78	(a)	$317	(a)	$327	(a)
(a) Does not total due to rounding.

                                                22

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
(In thousands)	2024	2023	2024	2023
Net cash provided (used) by operating activities	$1,387	$17,982	$41,771	$46,172
Less capital expenditures	(41,574)	(27,289)	(102,094)	(93,630)
Less expenditures for intangible assets	(697)	(51)	(1,181)	(478)
Plus capital expenditures for strategic ventures (a)	727	507	2,177	2,458
Plus total proceeds from sales of assets (b)	4,895	641	12,479	2,080
Plus transaction-related expenditures (c)	1,038	917	5,478	1,045
Adjusted free cash flow	$(34,224)	$(7,293)	$(41,370)	$(42,353)

(a)Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s condensed consolidated financial statements.
(b)Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment. The nine months ended September 30, 2024 also included asset sales by Corporate.
(c)Expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate.

                                                23

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED FREE CASH FLOW TO PROJECTED NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)
	Projected Twelve Months Ending December 31
	2024
(In millions)	Low	High
Net cash provided by operating activities	$91	$116
Less net capital / intangible asset expenditures	(120)	(125)
Plus capital expenditures for strategic ventures	4	4
Plus transaction-related expenditures	5	5
Adjusted free cash flow	$(20)	$—

                                                24

ENVIRI CORPORATION RECONCILIATION OF CHANGES IN REVENUES FROM ORGANIC GROWTH TO CHANGES IN REVENUES, AS REPORTED (Unaudited)

	Three Months Ended
(in millions)	Organic	Other	Total
Total revenues - September 30, 2023			$597.0

Effects on revenues:
Price/volume changes	3.2	—	3.2
Foreign currency translation	—	(5.8)	(5.8)
Harsco Environmental segment divestitures (a)	—	(15.4)	(15.4)
Harsco Rail segment adjustments from estimated forward loss provisions on certain contracts (b)	—	(5.4)	(5.4)
Total change	3.2	(26.6)	(23.4)
Total revenues - September 30, 2024			$573.6
Total change %	0.5%	(4.5)%	(3.9)%

(a) Includes the sales of Performix Metallurgical Additives, LLC in April 2024 and Reed Minerals in August 2024.
(b) Change in revenue adjustments as a result of estimated forward loss provisions recorded by Harsco Rail during the three months ended September 30, 2024 and 2023, principally for the Deutsche Bahn, Network Rail and SBB contracts.

                                                25

ENVIRI CORPORATION HARSCO ENVIRONMENTAL SEGMENT RECONCILIATION OF CHANGES IN REVENUES FROM ORGANIC GROWTH TO CHANGES IN REVENUES, AS REPORTED (Unaudited)

	Three Months Ended
(in millions)	Organic	Other	Total
Harsco Environmental segment revenues - September 30, 2023			$285.9

Effects on revenues:
Price/volume changes	15.0	—	15.0
Foreign currency translation	—	(6.4)	(6.4)
Divestitures (a)	—	(15.4)	(15.4)
Total change	15.0	(21.8)	(6.8)
Harsco Environmental segment revenues - September 30, 2024			$279.1
Total change %	5.2%	(7.6)%	(2.4)%
(a) Includes the sales of Performix Metallurgical Additives, LLC in April 2024 and Reed Minerals in August 2024.

                                                26